UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Annual Meeting of Stockholders of Southern Union Company (the “Company”) held on May 5, 2010, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved the adoption of the Company’s Second Amended and Restated Executive Incentive Bonus Plan (the “Plan”).

A brief summary of the Plan is included as part of Proposal 3 in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 26, 2010. The summary of the Plan contained in the Proxy Statement is qualified by and subject to the full text of the Plan, which was filed as Appendix I to the Proxy Statement and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of the stockholders during the Company’s Annual Meeting of Stockholders held on May 5, 2010 are as follows:

1. Election of Directors:
DIRECTOR NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
George L. Lindemann	99,301,966	3,844,096	12,229,442
Eric D. Herschmann	100,247,853	2,898,209	12,229,442
Michal Barzuza	100,728,064	2,417,998	12,229,442
David Brodsky	100,652,408	2,493,654	12,229,442
Frank W. Denius	99,603,271	3,542,791	12,229,442
Kurt A. Gitter, M.D.	100,836,773	2,309,289	12,229,442
Herbert H. Jacobi	100,396,489	2,749,573	12,229,442
Thomas N. McCarter, III	99,512,887	3,633,175	12,229,442
George Rountree, III	88,164,758	14,981,304	12,229,442
Allan D. Scherer	100,380,955	2,765,107	12,229,442

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
112,851,984	1,891,642	631,878	0

3. Approval of the adoption of the Company’s Second Amended and Restated Executive Incentive Bonus Plan:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
94,854,598	7,476,020	815,443	12,229,442

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: May 7, 2010	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary